                                   APPENDIX A
                                   ----------




                         AGREEMENT AND PLAN OF MERGER

                                 By and Among

                               PERFICIENT, INC.

                           PERFICIENT COMPETE, INC.,

                                 COMPETE INC.,

                                      and

                       THE SHAREHOLDERS OF COMPETE INC.

                         Dated as of February 16, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                                  PAGE
                                                                                                  ----
ARTICLE I.......................................................................................   A-1

THE MERGER......................................................................................   A-1

  1.01      The Merger..........................................................................   A-1
  1.02      Plan of Merger......................................................................   A-2
  1.03      Effective Time......................................................................   A-2
  1.04      Effect of the Merger................................................................   A-2
  1.05      Conversion of Company Common Stock..................................................   A-2
  1.06      Escrowed Consideration..............................................................   A-3
  1.07      Certificate of Incorporation........................................................   A-4
  1.08      Bylaws..............................................................................   A-4
  1.09      Directors and Officers of the Surviving Corporation; Directors of Parent............   A-4
  1.10      Additional Actions..................................................................   A-5
  1.11      Accounting and Tax Treatment........................................................   A-5

ARTICLE II......................................................................................   A-5

PAYMENT OF MERGER CONSIDERATION.................................................................   A-5

  2.01      Exchange of Shares..................................................................   A-5
  2.02      Forfeiture of Merger Consideration. ................................................   A-6
  2.03      Adjustment of Merger Consideration .................................................   A-9

ARTICLE III...................................................................................... A-11

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS............................... A-11

  3.01      Corporate Organization and Qualification............................................. A-11
  3.02      Capitalization....................................................................... A-12
  3.03      Authority; No Violation.............................................................. A-12
  3.04      Consents and Approvals............................................................... A-13
  3.05      Financial Statements................................................................. A-14
  3.06      Absence of Certain Changes or Events................................................. A-15
  3.07      Legal Proceedings.................................................................... A-15
  3.08      Taxes and Tax Returns................................................................ A-15
  3.09      Employee Benefit Plans............................................................... A-17
  3.10      Compliance with Applicable Law; Certain Agreements; Licensing........................ A-19
  3.11      Certain Contracts.................................................................... A-19
  3.12      Agreements with Regulatory Agencies.................................................. A-20
  3.13      Environmental Matters................................................................ A-21
  3.14      Properties........................................................................... A-21
  3.15      Insurance............................................................................ A-22
  3.16      Labor Matters........................................................................ A-22
  3.17      Intellectual Property................................................................ A-23
  3.18      Broker's Fees........................................................................ A-23

  3.19      Bank Accounts........................................................................ A-23
  3.20      Year 2000............................................................................ A-23
  3.21      Disclosure........................................................................... A-23

ARTICLE IV....................................................................................... A-24

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB................................................. A-24

  4.01      Corporate Organization and Qualification............................................. A-24
  4.02      Capitalization....................................................................... A-24
  4.03      Authority; No Violations............................................................. A-25
  4.04      Consents And Approvals............................................................... A-26
  4.05      Broker's Fees........................................................................ A-26
  4.06      Sec Reports.......................................................................... A-26
  4.07      Voting Requirements.................................................................. A-27
  4.08      No Prior Activities.................................................................. A-27
  4.09      Labor Matters........................................................................ A-27

ARTICLE V........................................................................................ A-28

COVENANTS RELATING TO CONDUCT OF BUSINESS........................................................ A-28

  5.01      Covenants of the Company............................................................. A-28
  5.02      No Solicitation; Disclosure.......................................................... A-30
  5.03      Employee Retention................................................................... A-31
  5.04      Covenants of Parent and Sub.......................................................... A-31
  5.05      All Necessary Action................................................................. A-32
  5.06      Notification......................................................................... A-32

ARTICLE VI....................................................................................... A-33

ADDITIONAL AGREEMENTS............................................................................ A-33

  6.01      Regulatory Matters................................................................... A-33
  6.02      Securities Laws Matters.............................................................. A-33
  6.03      Shareholder Approval................................................................. A-33
  6.04      Access to Information................................................................ A-35
  6.05      Legal Conditions to Merger........................................................... A-35
  6.06      Additional Agreements................................................................ A-35
  6.07      Disclosure Supplements............................................................... A-35
  6.08      No Inconsistent Actions.............................................................. A-35
  6.09      Tax Matters.......................................................................... A-36
  6.10      Noncompetition Agreements; Employment Agreements..................................... A-36
  6.11      Company Shareholder Representation Letters........................................... A-36
  6.12      Stock Options; Employee Benefits..................................................... A-36
  6.13      Subchapter S Distribution............................................................ A-39
  6.14      Publicity............................................................................ A-39
  6.15      Lock-up.............................................................................. A-39
  6.16      Completion of Audit.................................................................. A-40
  6.17      Letter Agreement..................................................................... A-40

  6.18      Parent's Shareholder Consent......................................................... A-40
  6.19      Releases............................................................................. A-40
  6.20      Indemnification...................................................................... A-40

ARTICLE VII...................................................................................... A-42

CONDITIONS PRECEDENT............................................................................. A-42

  7.01      Conditions to Each Party's Obligation to Effect the Merger........................... A-42
  7.02      Conditions to Obligations of Parent and Sub.......................................... A-43
  7.03      Conditions to Obligations of the Company............................................. A-45

ARTICLE VIII..................................................................................... A-46

TERMINATION AND AMENDMENT........................................................................ A-46

  8.01      Termination.......................................................................... A-46
  8.02      Effect of Termination................................................................ A-46
  8.03      Expenses............................................................................. A-47
  8.04      Amendment............................................................................ A-47
  8.05      Extension; Waiver.................................................................... A-47

ARTICLE IX....................................................................................... A-47

INDEMNIFICATION.................................................................................. A-47

  9.01      Agreement to Indemnify............................................................... A-47
  9.02      Survival of Indemnity................................................................ A-48
  9.03      Additional Provisions................................................................ A-48
  9.04      Third Party Claim Procedures......................................................... A-50

ARTICLE X........................................................................................ A-52

SHAREHOLDERS' REPRESENTATIVE..................................................................... A-52

  10.01     Appointment of Shareholders' Representative.......................................... A-52
  10.02     Authority............................................................................ A-52
  10.03     Reliance............................................................................. A-53
  10.04     Indemnification of Parent, Sub and their Affiliates.................................. A-53
  10.05     Indemnification of Shareholders' Representative...................................... A-53

ARTICLE XI....................................................................................... A-54

GENERAL PROVISIONS............................................................................... A-54

  11.01     Notices.............................................................................. A-54
  10.02     Interpretation;...................................................................... A-55
  11.03     Counterparts;........................................................................ A-56
  11.04     Entire Agreement .................................................................... A-56
  11.05     Governing Law............. .......................................................... A-56
  11.06     Enforcement of Agreement............................................................. A-56
  11.07     Severability......................................................................... A-56
  11.08     Assignment;.......................................................................... A-56

EXHIBIT A - PROMISSORY NOTES

EXHIBIT B -   ESCROW AGREEMENT

EXHIBIT C-1 - NONCOMPETITION AGREEMENTS

EXHIBIT C-2 - EMPLOYMENT AGREEMENTS

EXHIBIT C-3 - EMPLOYMENT LETTERS

EXHIBIT D - LIST OF EMPLOYEES

EXHIBIT E - REGISTRATION RIGHTS AGREEMENT

EXHIBIT F - REPRESENTATION LETTERS

EXHIBIT G-1 - LETTER AGREEMENT

EXHIBIT G-2 - PARENT'S SHAREHOLDER CONSENT

EXHIBIT H - FIRPTA AFFIDAVIT

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of February 16, 2000, by and among Perficient, Inc., a Delaware corporation ("Parent"), Perficient Compete, Inc., a Delaware corporation ("Sub"), Compete Inc., an Illinois corporation (the "Company"), and the holders of shares of the Company Common Stock (as defined herein), set forth on the signature page hereto (each, a "Common Stock Holder" and collectively, the "Common Stock Holders") and the holders of stock options exercisable into Company Common Stock that are subject to accelerated vesting as set forth on the signature page hereto (each, an "Accelerated Option Holder" and collectively, the "Accelerated Option Holders"; the Accelerated Option Holders and Common Stock Holders are sometimes referred to collectively as the "Shareholders," and individually as a "Shareholder").

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Sub (the "Merger"); and

     WHEREAS, Parent, Sub, the Company and the Shareholders desire to make certain representations, warranties and covenants in connection with the Merger.

     WHEREAS, the Board of Directors of Parent has determined to submit and recommend the Merger and the issuance of Parent Common Stock (as defined herein) (the "Share Issuance") to its shareholders for their approval to the extent such approval is required by law or the rules of The Nasdaq SmallCap Market ("Nasdaq") or the Boston Stock Exchange (the "Boston Exchange");

     WHEREAS, the parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                    ----

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.01 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL") and the Illinois Business Corporation Act ("IBCA"), at the Effective Time (as hereinafter defined), the Company shall merge with and into Sub. Sub shall become the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Parent shall cause the Surviving Corporation to become a wholly-owned subsidiary of Parent. The name of the Surviving Corporation shall be "Perficient Compete, Inc.", a Delaware corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     1.02 Plan of Merger. This Agreement shall constitute an agreement of merger for purposes of the DGCL and the IBCA.

     1.03 Effective Time. As promptly as practicable, but in no event later than the third business day, after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Company and Sub shall duly execute and file certificates/articles of merger (collectively, the "Certificates of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary") in accordance with the DGCL and with the Secretary of State of the State of Illinois (the "Illinois Secretary") in accordance with the IBCA. The Merger shall become effective on the date (the "Effective Date" or the "Closing Date") and at the later of such time (the "Effective Time") as the Certificates of Merger are filed with the Delaware Secretary and the Illinois Secretary or at such later date and time as is specified in such Certificates of Merger. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall be held at the offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C., One Riverfront Plaza, Newark, New Jersey 07102.

     1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and as set forth in Section 259 of the DGCL and
Section 5/11.50 of the IBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, (ii) all debts, liabilities, obligations, restrictions, disabilities and duties of Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and (iii) the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

     1.05 Conversion of Company Common Stock.

          (a) At the Effective Time, each issued and outstanding share of common stock, no par value per share, of the Company (the "Company Common Stock"), immediately prior to the Effective Time (other than shares of Company Common Stock held in the Company's treasury) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for (i) $3,500,000 (the "Cash Price") divided by the sum of the number of shares of Company Common Stock outstanding plus the number of shares of Company Common Stock issuable, immediately prior to the Effective Time, upon exercise of the Company Accelerated Options (as defined in Section 6.12(c) herein) (the "Cash Per Share Price"); (ii) non-interest bearing Promissory Notes in the form attached hereto as Exhibit A (each, a "Note" and collectively, the "Notes") in the
          ---------
aggregate principal amount of $2,527,500 (the "Note Price") divided by the sum of the number of shares of Company Common Stock outstanding plus the number of shares of Company Common Stock issuable immediately prior to the Effective Time, upon exercise of the Company Accelerated Options (the "Note Per Share Price"); and (iii) 2,200,000 shares (the "Stock Price") of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") divided by the sum of the number of shares of Company Common Stock outstanding plus the number of shares of Company Common Stock issuable immediately prior to the Effective Time, upon exercise of the Company Accelerated Options (such consideration to be referred to as the "Stock Per Share Price" and, together with the Cash Per Share Price and the Note Per Share Price, the "Per Share Price"); a portion of which shall be subject to forfeiture or adjustment as provided in Section 2.02 and Section
2.03 and Article IX hereof.

          (b)  [Intentionally Omitted.]

          (c) Each share of Company Common Stock converted into the Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (each a "Certificate," and collectively, the "Certificates") previously representing any such shares of Company Common Stock shall thereafter represent the right to receive (i) cash equal to the Cash Per Share Price multiplied by the number of shares of Company Common Stock represented by such certificate; (ii) a Note in the amount of the Note Per Share Price multiplied by the number of shares of Company Common Stock represented by such certificate; and (iii) shares of Parent Common Stock equal to the Stock Per Share Price multiplied by the number of shares of Company Common Stock represented by such Certificate (in the aggregate, the "Merger Consideration"), a portion of which shall be subject to forfeiture or adjustment as provided in Section 2.02 and
Section 2.03 and subject to Article IX hereof.

          (d) If, between the date of this Agreement and the Effective Time as to the Per Share Price, the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or exchange of shares or if a stock split, combination, stock dividend, stock rights or dividend thereon shall be declared with a record date within said period, the Stock Per Share Price shall be correspondingly adjusted, as applicable. No fractional shares of Parent Common Stock will be issued, provided, however, that the Company shall provide cash in an amount equal to the value of such fractional share of Parent Common Stock. As used in this Agreement, the "value" of a share of Parent Common Stock shall equal, unless otherwise indicated, the average closing price for the Parent's outstanding common stock on the Nasdaq (or, if not traded on the Nasdaq, such exchange that the stock is traded on) for the twenty (20) consecutive trading days ending on the trading day immediately before the date of determination.

     1.06 Escrowed Consideration. One half of the shares of Parent Common Stock issued to the Common Stock Holders (the "Escrowed Consideration") shall be held in escrow for a period of one (1) year from the Closing Date or such shorter period as set forth in this Agreement, subject to Section 2.02 and Section 2.03 and subject to
Article IX, pursuant to the terms and subject to the conditions set forth in the Escrow Agreement among the parties hereto and Continental Stock Transfer & Trust Company, as Escrow Agent, in the form attached as Exhibit B hereto (the "Escrow
                                                  ---------
Agreement") with such modifications as may be reasonably acceptable to the Company and Parent, as requested by the Escrow Agent.

     1.07 Certificate of Incorporation. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

     1.08 Bylaws. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.09 Directors and Officers of the Surviving Corporation; Directors of Parent. As of the Effective Time, the board of directors of the Surviving Corporation shall consist of four (4) members who shall be designated by Parent in writing prior to the Effective Time and who shall initially include Sam Fatigato. Each of the directors so designated shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his or her respective successors are duly elected or appointed and qualified. The board of directors of the Surviving Corporation shall elect the officers of the Surviving Corporation. As of the Effective Time, the Board of Directors of Parent shall consist of six (6) members, who shall be John T. McDonald, Steven G. Papermaster, David S. Lundeen, Dr. W. Frank King, Philip J. Rosenbaum and a designee of Sam Fatigato, who shall initially be Sam Fatigato. The Company shall continue to recommend Sam Fatigato (or his designee) for election to the Board of Directors of the Parent for as long as the Shareholders and their affiliates own more than 10% of the Shares of Parent Common Stock issued in connection with the Merger. In the event that such number of shares of Parent Common Stock are not voted in favor of the election of Sam Fatigato (or his designee) to the board of directors of Parent, Sam Fatigato or his designee shall have the right to attend and observe all meetings of such Board of Directors (which shall include the right to reasonably ask questions, comment and participate at such meetings in accordance with the rules of order reasonably established by the Board of Directors of the Parent.). Each of the directors so designated shall hold office in accordance with the Certificate of Incorporation and Bylaws of Parent until his or her respective successors are duly elected or appointed and qualified. The Parent shall notify Sam Fatigato (or his designee) of each meeting of the Board of Directors of Parent at the same time and in the same manner notice is given to other board members and the Parent shall send to such individual all notices and other correspondence and communications sent by the Parent to members of the Board and notices of all action taken by the Board of Directors. Mr. Fatigato (or his designee) shall be reimbursed for all out-of-pocket expenses incurred in connection with his attendance of meetings of the Board of Directors (whether as a director or an observer).

     1.10 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

    1.11 Accounting and Tax Treatment. The parties to this Agreement intend that the Merger shall be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                  ARTICLE II

                        PAYMENT OF MERGER CONSIDERATION

     2.01 Exchange of Shares.

          (a) At the Effective Time, upon surrender of all the Certificates representing all issued and outstanding shares of Company Common Stock to Parent (or affidavits and bonds relating thereto), Parent shall deliver to each Common Stock Holder such Common Stock Holder's pro rata portion of the Cash Price, a
                                        --- ----
Note and Common Stock Holder's pro rata portion of shares of Parent Common Stock
                               --- ----
that are not placed in escrow under Section 1.06 hereunder, each calculated in the manner set forth in Section 1.05 hereof. Subject to the terms of the Escrow Agreement, the Common Stock Holders shall also receive such person's portion of the Escrowed Consideration, which shall be deposited in escrow in accordance and subject to the conditions contained in Section 1.06, Section 2.02 and Section 2.03, Article IX hereof and the Escrow Agreement.

          (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will deliver in exchange for such lost, stolen or destroyed Certificate, a replacement stock Certificate.

     2.02 Forfeiture of Merger Consideration.

          (a) Subject to Section 2.03(g) of this Agreement, in the event that the employment of any Shareholder is terminated (i) by the Company for any reason other than (A) a Without Cause Termination (as defined below) or (B) due to the death or Disability of such Shareholder or (ii) by such Shareholder for any reason other than his death or Disability prior to the first anniversary of the Closing Date (as defined below), then the Shareholder shall forfeit to Parent one-half of such Shareholder's shares of Parent Common Stock received hereunder (the "Shareholder Termination Amount"), subject to Section 2.02(e) hereof. For purposes of this Agreement, the following terms shall apply:

               (i) "Without Cause Termination" means a termination of any Shareholder's employment by the Company other than due to (a) a Termination for Cause (as defined below), (b) Disability (as defined below), or (c) the Shareholder's death.

               (ii) "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of any Shareholder's employment by Parent attributed to (a) the repeated willful failure of the Shareholder substantially to perform his duties hereunder (other than any such failure due to physical or mental illness) that has not been cured reasonably promptly after a written demand for substantial performance is delivered to the Shareholder by Parent's Board of Directors, which demand identifies the manner in which Parent's Board of Directors believes that the Shareholder has not substantially performed his duties hereunder; (b) conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony; (c) the Shareholder's engaging in conduct that is intentional or grossly negligent that results in material injury to Parent or any subsidiary; or (d) the material breach by the Shareholder of any written covenant or agreement with Parent under this Agreement or the Noncompetition Agreement between Parent and such Shareholder, in the form attached hereto as Exhibit C-1 (each, a "Noncompetition Agreement"
                               -----------
and collectively, the "Noncompetition Agreements"), or if applicable, the Employment Agreement between Parent and such Shareholder.

               (iii) "Disability" shall mean a physical or mental disability or infirmity that prevents the material performance by a Shareholder of his duties hereunder lasting for a continuous period of six months or longer and that is confirmed by the reasoned and good faith judgment of Parent's Board of Directors based on such competent medical evidence as shall be presented to it by the Shareholder or by any physician or group of physicians or other competent medical experts employed by the Shareholder or Parent to advise Parent's Board of Directors.

               (iv) Notwithstanding the foregoing, nothing contained in this Agreement shall create a right in any Shareholder to continued employment with Parent.

Each Shareholder shall be an at-will employee of Parent (other than those Shareholders entering into employment agreements hereunder).

          (b) Immediately prior to the Closing, the Company shall provide the Parent with a list (the "Employee List", and the number of persons on the Employee List, the "Initial Employee Number") of the Company's billing employees, independent contractors and consultants of the Company as of that date. For purposes of illustration, Exhibit D sets forth what the Employee List
                                    ---------
would be had the Closing Date occurred on the date hereof.

          (c) A " New Employee" shall be a person hired by any of the Shareholders, Parent, the Surviving Corporation or their affiliates into existing practices of the Company, International Business Machines Corp. ("IBM"), BEA WebExpress, Inc., Integral Systems, Inc. or new practices mutually agreed to by Parent and the Company whose name does not appear on the Employee List during the period from the Closing Date through the first anniversary of the Closing Date who (i) remain in the employ of the Parent or the Surviving Corporation on the first anniversary of the Closing Date and (ii) has been employed for at least three (3) continuous months. Each person who would have been a New Employee but for his or her failure to meet the requirement in clause
(ii) immediately above shall be a "Prospective New Employee". The number equal to (i) the Initial Employee Number plus (ii) one-half of the number of New
                                   ----
Employees, minus (iii) the number of persons on the Employee List who leave the
           -----
employ of Parent or the Surviving Corporation prior to the first anniversary of the Closing for a reason other than due to a termination by Parent or the Surviving Corporation with the primary intent of causing an adjustment to the Purchase Price under subsection 2.02(d) shall be known as the "Employee Calculation Number," and the sum of the Employee Calculation Number plus one-half of the number of Prospective New Employees shall be known as the "Adjusted Employee Calculation Number".

          (d) In the event that on the first anniversary of the Closing Date the Employee Calculation Number is equal to or greater than forty-six (46), no adjustment to the Purchase Price shall be made pursuant to this subsection 2.02(d) or subsection 2.02(e). In the event that on the first anniversary of the Closing Date the Employee Calculation Number is less than forty-six (46), the Shareholders shall forfeit (in the aggregate and in the manner set forth in the last section of this clause (d) and Section 6.12(c) but subject to 2.02(f)(i) hereof), such number of shares of Parent Common Stock (the "Forfeiture Amount") equal to the product of (i) twenty-two thousand (22,000) multiplied by (ii) the number equal to fifty (50) minus the Adjusted Employee Calculation Number. All
                           -----
forfeitures under this Section 2.02(d) and 2.02(e) shall occur, on a pro rata basis with respect to the Common Stock Holders, through transfer of the Parent Common Stock held in escrow on behalf of the Common Stock Holders pursuant to the terms of the Escrow Agreement, and with respect to Accelerated Option Holders, through a forfeiture of such number of shares of Parent Common Stock for which the Company Accelerated Option may be exercised pursuant to the terms of Section 6.12(c) hereof. The number 22,000 used above shall be subject to equitable adjustment in the event of stock splits, stock dividends or other such recapitalizations of the Parent Common Stock.

          (e) Should there be a forfeiture under Section 2.02(d), and should there be Prospective New Employees at the time of such forfeiture, such number of shares of Parent Common Stock (the "Prospective New Employee Shares") equal to eleven thousand (11,000) multiplied by the Escrow Ratio (as defined herein) shall remain subject to the Escrow for each Prospective New Employee and eleven thousand (11,000) shares of Parent Common Stock for each Prospective New Employee shall remain subject to forfeiture by the Shareholders. As used herein the "Escrow Ratio" shall be a fraction, the numerator of which is the number of shares of Parent Common Stock then subject to the escrow on the Closing Date, and the denominator of which is the sum of the number of shares of Parent Common Stock then subject to the escrow on the Closing Date plus the number of shares of Parent Common Stock for which the Company Accelerated Options are then exercisable into on the Closing Date. On the date that is three months after the last date that a Prospective New Employee was hired, the Shareholders shall forfeit (in the aggregate and in the manner set forth in the last section of this clause (e) and Section 6.12(c) but subject to 2.02(f)(i) hereof), such number of shares of Parent Common Stock (the "Prospective Employee Forfeiture Amount") equal to the product of (i) eleven- thousand (11,000) multiplied by
(ii) the number of Prospective New Employees that failed to remain employed by the Parent or the Surviving Corporation for three (3) continuous months including the Closing Date. All forfeitures under this Section 2.02(e) shall occur, on a pro rata basis with respect to the Common Stock Holders, through transfer of the Parent Common Stock held in escrow on behalf of the Common Stock Holders pursuant to the terms of the Escrow Agreement, and with respect to Accelerated Option Holders, through a forfeiture of such number of shares of Parent Common Stock for which the Company Accelerated Option may be exercised pursuant to the terms of Section 6.12(c) hereof and the Forfeiture Amount shall be increased by the Prospective Employee Forfeiture Amount. The number 11,000 used above shall be subject to equitable adjustment in the event of stock splits, stock dividends or other such recapitalizations of the Parent Common Stock.

          (f)

               (i) Notwithstanding subsections (a) through (e) hereof, in no event shall the sum of (A) the Shareholder Termination Amount plus (B) the Forfeiture Amount plus (C) the Shortfall Amount determined in accordance with
Section 2.03 hereunder exceed 1,100,000 shares of Parent Common Stock, and provided further that in no event shall a Shareholder forfeit a number of shares of Parent Common Stock in excess of the number of shares issuable to such Shareholder hereunder (either directly or indirectly as options). Any adjustments or forfeitures under this Agreement shall be made pro rata by the
                                                              --- ----
Shareholders, except for the Shareholder Termination Amount, which shall be forfeited solely by the terminating employee.

               (ii) Subject to Section 2.02(a), (d) and (e) and Section 2.03(b), on the first anniversary of the Closing Date, the Common Stock Holders shall receive in the aggregate and pursuant to the terms of the Escrow Agreement, the Escrowed Consideration that is being held in escrow and is not subject to a Dispute (as such term is defined in the Escrow Agreement) less the total number of
                                              ----
Prospective New Employee Shares for all Prospective New Employees remaining at such time. Three months after the last Prospective New Employee began his employment, a number of shares of Parent Common Stock equal to the Prospective New Employee Shares that has not been forfeited shall be released to the Common Stock Holders.

               (iii) Any adjustment pursuant to this Section 2.02 shall be treated as an adjustment to the Merger Consideration, specifically to the Stock Per Share Price.

          (g) Notwithstanding any implication to the contrary contained herein, there shall be no adjustment to the Purchase Price, no Parent Common Stock shall be forfeited pursuant to this Section 2.02 and the Shareholders shall be entitled to receive immediately all Parent Common Stock then held in the Escrow upon the occurrence of any of the following events:

               (i) In the event that the Parent or the Surviving Corporation terminates the employment of Sam Fatigato by reason of a Without Cause Termination; or

               (ii) Upon the occurrence of an Event of Default by the Parent (as defined in the Note) under any Note.

     2.03 Adjustment of Merger Consideration.

          (a) As soon as practicable but in no event later than forty five (45) days following the Closing Date, the Shareholders shall cause the preparation of a balance sheet of the Company, as at the close of business on the date immediately prior to Closing Date (the "Closing Date Balance Sheet"), consistent with the past practice of the Company and in accordance with the same principles and methods followed in preparing the Financial Statements referred to in
Section 3.05 hereof, and in accordance with Schedule 2.03 hereof. Schedule 2.03 shall provide that no accrual shall be set forth on the Closing Date Balance Sheet as a result of (i) income tax liability to the Company or the Surviving Corporation as a result of the change by the Company from a cash basis taxpayer to an accrual basis taxpayer calculated in the manner set forth on Schedule 1.05(e)(ii) hereto ; (ii) for any income taxes payable by the Shareholders for the period between the date hereof and the Closing Date ("Taxes Between Signing and Closing") and that there shall be no accrual for fees payable with respect to the transactions contemplated by this Agreement borne by the Company on behalf of the Shareholders pursuant to this Agreement as further described in
Schedule 2.03 ("Transaction Fees"). The Company shall also provide to Parent at the time it presents the Closing Date Balance Sheet its calculation of Taxes Between Signing and Closing and Transaction Fees. The cost of preparation of the Closing Date Balance Sheet shall be borne by the Surviving Corporation. The Company and Parent shall share with each other such detailed calculations and supporting documents as the other shall reasonably require in connection with its review of any calculations made thereunder. Parent shall have the right, in its sole discretion, to cause a review or audit of the Closing Date Balance Sheet, at Parent's expense, by its accountants, provided that such review or audit shall be completed within 30 days following the availability of the Closing Date Balance Sheet. Parent may submit to the Shareholders' Representative (as defined hereinafter) on behalf of the Shareholders, not later than 30 days from the receipt of the Closing Date Balance Sheet from the Shareholders' Representative on behalf of the Shareholders, a list of any components of the Closing Date Balance Sheet, the statement of Taxes Between Signing and Closing (the "Tax Statement") appearing thereon with which Parent disagrees, if any (a "Dispute Notice") within thirty
(30) days of its receipt of the Closing Date Balance Sheet. If Parent does not issue a Dispute Notice prior to such date, the Closing Date Balance Sheet, the Tax Statement and/or Transaction Fees, as supplied to Parent, shall be deemed to have been accepted and agreed to by Parent, and shall be final and binding on the parties to this Agreement. The parties shall thereafter have 15 days to discuss and reach resolution on any items of dispute. Any items of dispute regarding the Closing Date Balance Sheet and/or the Tax Statement which are not so resolved shall be submitted to the Chicago, Illinois office of KPMG (the "Arbitrating Accountant") or if KPMG is unwilling to serve as Arbitrating Accountant, to a nationally recognized so called "big-five" firm of public accountants mutually acceptable to the Shareholders' Representative and Parent, who shall have no conflict of interest with respect to either party and who shall serve as an arbitrator hereunder, the expenses of which shall be shared one-half by the Shareholders and one-half by Parent. If the Surviving Corporation or Parent and the Shareholders' Representative are unable to agree on an Arbitrating Accountant pursuant to the foregoing, each of the (i) Surviving Corporation or Parent and (ii) the Shareholders' Representative shall, within forty-five (45) days after delivery of the Dispute Notice select a disinterested arbitrator with relevant experience of its choice, and the two disinterested arbitrators so selected shall select, within ten (10) days of the selection of such arbitrators, an Arbitrating Accountant. In connection with the resolution of any dispute, the arbitrator or arbitrators shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The arbitrator or arbitrators so selected shall render a written decision as promptly as practicable, but in no event later than twenty (20) days after submission of the matter to the Arbitrating Accountant. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered on such decision in a court of competent jurisdiction. To the extent not otherwise provided herein, the commercial arbitration rules of the American Arbitration Association as in effect at the time of any arbitration shall govern such arbitration in all respects. The determination of such firm with respect to any and all disputes shall be conclusive and binding upon all parties.

     (b) If, at such time as the Closing Date Balance Sheet is deemed final and binding, the Closing Date Balance Sheet reflects a Net Working Capital (as defined below) less than $800,000, if the closing shall occur on or after June 1, 2000 and $750,000 if the closing shall occur prior to June 1, 2000, then the Stock Price payable hereunder shall be reduced on a dollar-for-dollar basis by the amount of such shortfall (the "Shortfall Amount"). For purposes of this Agreement, "Net Working Capital" shall mean the sum of the Cash plus Accounts Receivable less Current Liabilities as reflected on the Closing Date Balance Sheet, calculated consistent with past practice, the Financial

Statements referred to in Section 3.05 hereof and Schedule 2.03 hereof. At such
                                                  -------------
time that the parties have agreed upon the Closing Date Balance Sheet and if an adjustment is required under this Section, then such number of the Escrowed Shares shall be returned to the Parent as equal the Shortfall Amount divided by the Average Closing Price subject to the terms of the Escrow Agreement. Notwithstanding the prior sentence, the Shareholders may at its option through a notice by the Shareholders' Representative to Parent within ten (10) days of the final determination of the Shortfall Amount, satisfy any Shortfall Amount through the payment of cash in lieu of Parent Common Stock.

                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     The Company and the Shareholders, jointly and severally, hereby represent and warrant to Parent and Sub as follows except for the exceptions noted in the schedule delivered by the Company and the Shareholders to Sub and Parent concurrently herewith and identified by the parties as the "Disclosure Schedule". When used herein, the term to the "knowledge of the Company and the Shareholders" shall mean the awareness of facts or other information by the Shareholders of the Company. Any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules where such disclosure is reasonably apparent to the extent that the disclosure in the Schedule discloses the exception to the representation or warranty to which the disclosure may apply (whether or not it refers to the actual representation or warranty).

     3.01 Corporate Organization and Qualification.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Certificate or Articles of Incorporation and Bylaws of the Company, copies of which have previously been delivered to Parent, are true, accurate and complete copies of such documents as in effect as of the date of this Agreement.

          (b)  Except as set forth on Schedule 3.01, the Company has no direct
                                      -------------
or indirect Subsidiaries. Except as set forth on Schedule 3.01, the Company does
                                                 -------------
not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used in this Agreement, the word "Subsidiary" means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is or was consolidated with such party or with which such party is or was consolidated for financial reporting purposes.

          (c) The minute books of each of the Company and its Subsidiaries contain true, accurate and complete records of all meetings and other corporate actions held or taken by its shareholders and board of directors (including committees thereof).

     3.02 Capitalization.

          (a) The authorized capital stock of the Company consists of 3,360,000 shares of Company Common Stock. As of the date of this Agreement, there are 2,634,678 shares of Company Common Stock issued and outstanding all of which are owned by the Shareholders in the amounts as set forth in Schedule 3.02 annexed
                                                         -------------
hereto. Except as set forth on Schedule 3.02, all of the issued and outstanding
                               -------------
shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The authorized and issued and outstanding capital stock of each Subsidiary of the Company is set forth on
Schedule 3.02. All of the issued and outstanding shares of capital stock of
-------------
each Subsidiary of the Company are owned by the Company, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth in Schedule 3.02 hereto, the Company does not have and is
                       -------------
not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company or any of its Subsidiaries other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the Shareholders of the Company may vote.

          (b)  Except as disclosed on Schedule 3.02(b) hereto, there are no
                                      ----------------
agreements or understandings, with respect to the voting of any shares of Company Common Stock or any Subsidiary of the Company or which restrict the transfer of such shares, to which the Company or any of its Subsidiaries is a party and there are no such agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws.

          (c) All dividends on Company Common Stock which have been declared prior to the date of this Agreement have been paid in full.

     3.03 Authority; No Violation.

          (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Company, have been approved by the vote or consent of the Shareholders of the Company required by the Company's Certificate or Articles of Incorporation and Bylaws and, except for the filing of the Certificates of Merger, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each of the Shareholders and (assuming the due authorization, execution and delivery by Parent and Sub) constitutes a valid and binding obligation of the Company and each of the Shareholders, enforceable against each of the Company and each Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)  Except as set forth in Schedule 3.03 hereto, neither the
                                      -------------
execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions, hereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) assuming that the consents and approvals referred to in the Disclosure Schedule hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, license or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material agreement or other material instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected.

     3.04 Consents and Approvals. Except for (a) the filing of the Certificates of Merger with the Delaware Secretary and the Illinois Secretary, respectively, pursuant to the DGCL and the IBCA, respectively, to effect the Merger, (b) such filings as may be necessary as a result of any facts or circumstances relating solely to Parent or Sub, and (c) such filings, authorizations, consents or approvals as may be set forth in the Disclosure Schedule hereto, no consents or approvals of, or filings or registrations with, any court, administrative agency, regulatory agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby.

     3.05 Financial Statements.

          (a)  Attached to Schedule 3.05(a) are copies of the unaudited balance
                           ----------------
sheets of the Company as of December 31, 1998, and the related statements of income for the fiscal year 1998, inclusive. Also attached to Schedule 3.05(a)
                                                             ----------------
are copies of the unaudited consolidated balance sheets of the Company as of December 31, 1999, and the related unaudited consolidated statements of income for the fiscal year ended December 31, 1999. All such financial statements delivered under this Section 3.05(a) to Parent shall be collectively referred to herein as the "Financial Statements." The unaudited interim financial statements of the Company and its Subsidiaries have been prepared as of their respective dates in all material respects in accordance with applicable accounting practices and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated income and retained earnings and sources and applications of funds for the periods then ended. The financial books and records of the Company are true and accurate and are capable of being audited in accordance with generally accepted accounting principles ("GAAP") for no less than the last two fiscal years.

          (b) Except (i) as set forth in the Disclosure Schedule hereto, (ii) for liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practice, or (iii) liabilities contemplated herein, the Company does not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) which are not adequately reserved or reflected on the balance sheet of the Company for the quarter ended December 31, 1999 and which would not have a material adverse effect on the Company, its business or financial condition taken as a whole (any material adverse effect on the Company, its business or financial condition taken as a whole being hereinafter defined as a "Material Adverse Effect").

          (c)  Schedule 3.05(c)(i) contains the Company's accounts receivable
               -------------------
report as of January 23, 2000, which report is true and accurate in all material respects and has been prepared in accordance with the Company's normal practice. The accounts receivable reflected in the January 23, 2000 report contained in
Schedule 3.05(c)(i) and all the accounts receivable arising after such date are
-------------------
valid and genuine and arose from bona fide transactions in the ordinary course of the Company's business and have been recorded in accordance with the Company's historical revenue recognition policy. Except as set forth on Schedule
                                                                        --------
3.05(c)(ii), no account receivable has been assigned or pledged to any other
-----------
person and no defense or set off to any such account receivable has to the knowledge of the Company, been asserted by the account obligor. The allowance for bad debt for the Company's accounts receivable set forth on the December 31, 1999 unaudited consolidated balance sheet is adequate and in accordance with the historical accounting practices of the Company.

          (d) Since December 31, 1999 neither the Company nor its Subsidiaries has declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of the capital stock of the Company or issued or sold any such shares of capital stock.

     3.06 Absence of Certain Changes or Events. Except as set forth in the Disclosure Schedule hereto, since December 31, 1999, there has not been any Material Adverse Effect on the Company (including without limitation any loss of employees or customers) and, to the Shareholders' and the Company's knowledge, no fact or condition specific to the Company exists which is reasonably likely to cause such a Material Adverse Effect on the Company in the future.

     3.07 Legal Proceedings.  Except as set forth in Schedule 3.07 hereto, the
                                                     -------------
Company is not a party to any, and there are no pending or, to the Shareholders' and the Company's knowledge, threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries, before any court, arbitrator, administrative agency or Governmental Entity, domestic or foreign. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business.

     3.08 Taxes and Tax Returns.

          (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, local, domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

          (b) The Company and its Subsidiaries (collectively, the "Taxpayer") have filed all Tax Returns that were required to be filed. All such Tax Returns were when filed, and continue to be, correct and complete in all material respects. All Taxes owed by the Taxpayer (whether or not shown on any Tax Return) have been timely paid. Except as set forth on Schedule 3.08(b) annexed
                                                      ----------------
hereto, the Taxpayer currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Taxpayer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes on any of the assets or property of the Taxpayer.

          (c) The Taxpayer has withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, any other third party, or otherwise.

          (d) There is no dispute or claim concerning any Tax Liability of the Taxpayer either (A) claimed or raised by any authority in writing or (B) as to which the Taxpayer or the directors and officers (and employees responsible for Tax matters) of the Taxpayer has knowledge. There are no proceedings with respect to Taxes pending, except as set forth on Schedule 3.08(d) annexed
                                                 ----------------
hereto.

          (e) Schedule 3.08(e) annexed hereto sets forth an accurate, correct
              ----------------
and complete list of all federal, state, local, and foreign Tax Returns filed with respect to the Taxpayer for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Taxpayer since December 31, 1996. No other audit or investigation with respect to Taxes is pending or has been threatened.

          (f) The Taxpayer has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.


          (g) The Taxpayer has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (h) The Taxpayer is not a party to any contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, or the payment of any consideration which would not be deductible by reason of Section 162(m) of the Code.

          (i) The Taxpayer has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (j) The Taxpayer is not a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

          (k) No ruling with respect to Taxes relating to the Taxpayer has been requested by or on behalf of the Taxpayer.

          (l) The Taxpayer (A) has never been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return or (B) does not have any liability for the taxes of any Person (other than the Taxpayers) under Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (m) The unpaid Taxes of the Taxpayer (A) did not, as of the most recent fiscal quarter end, exceed the reserves for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on its books at such time and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Taxpayer in filing its Tax Returns.

          (n) Schedule 3.08(n) sets forth the following information with respect
              ----------------
to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Date giving effect to the consummation of the transactions contemplated hereby): the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

     3.09 Employee Benefit Plans.

          (a) Schedule 3.09 hereto sets forth a true and complete list of all
              -------------
Plans maintained or contributed to by the Company or any of its Subsidiaries during the five (5) years preceding this Agreement. The term "Plans" for purposes of this Article III means all employee benefit plans, arrangements or agreements that are maintained or contributed to, or that were maintained or contributed to at any time during the five (5) years preceding the date of this Agreement, by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) The Company has heretofore delivered to Parent true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related schedules for such Plans (if applicable) for each of the last two (2) years, (ii) the actuarial report for such Plan (if applicable) for each of the last two (2) years, and (iii) the most recent determination letter from the IRS (if applicable) for such plan.

          (c) (i) Except as set forth in Schedule 3.09 hereto, each of the Plans
                                         -------------
has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, based upon the actuarial assumptions currently used by the Plan for IRS funding purposes did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has been no "accumulated funding deficiency" (whether or not waived), (iv) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) life insurance death benefits payable in the event of the death of a covered employee, (C) disability benefits payable to disabled former employees, (D) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (E) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or any ERISA Affiliate or (F) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) with respect to each Plan subject to Title IV of ERISA no liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of such Plan, and there has been no "reportable event" (within the meaning of Section 1013 of ERISA and the regulations thereunder), (vi) none of the Company, any of its Subsidiaries or any ERISA Affiliate has ever maintained or contributed to a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Sections 280G or 162(m) of the Code, and (x) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

          (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(l) of ERISA) (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

          (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by the

Company, any of its Subsidiaries or its ERISA Affiliates as of the Effective Time to eliminate, without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

          (f) Except as set forth on Schedule 3.09, neither the Company nor any
                                     -------------
of its Subsidiaries has entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding).

          (g) Other than as specifically set forth herein, the Company has satisfied all requirements under the Compete Incorporated Employee's Stock Option Plan and has not taken any action or failed to take any action that has resulted in or will result in a breach or default under such Plan, or that would result in the acceleration of vesting of any options under such Plan.

     3.10 Compliance with Applicable Law; Certain Agreements; Licensing. Except as set forth in Schedule 3.10(i) hereto, each of the Company and its
                ----------------
Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all material respects with and, to the Shareholders' and the Company's knowledge, is not in conflict with, or in default or violation of any
(a) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to the Company or any Subsidiary or by which any property or asset of the Company or Subsidiary is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any Subsidiary or any property or asset of the Company or Subsidiary is bound or affected; and neither of the Company, any Subsidiary or any Shareholder knows of, or has received notice of, any violations of any the above. Schedule 3.10 (ii) hereto contains a list of all federal and state
            ------------------
licenses, franchises, permits and authorizations necessary for the lawful conduct of the Company's or any of its Subsidiaries' respective businesses.

     3.11 Certain Contracts.

          (a) Except as set forth in Schedule 3.11(a) hereto, neither the
                                     ----------------
Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer or employee, or with respect to the employment of any consultant which cannot be terminated without payment,
(ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof which amounts are specifically quantified in Schedule 3.11(a),
(iii) which is a material contract (as defined in Item

601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission) ("SEC") to be performed after the date of this Agreement that has not otherwise been disclosed in writing to Parent, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on ninety (90) days or less notice, (v) which restricts the conduct of any line of business by the Company or any of its Subsidiaries, which restriction is specifically referred to in such Schedule 3.11(a), (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any of which are specifically quantified on Schedule 3.11(a)(vii). Other than as specifically set forth herein, no benefits under any of such plans will be increased, or the vesting of the benefits of which, will be accelerated by the occurrence of any of the transactions contemplated by this Agreement. The Company has previously delivered to Parent true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Company is a party. Each contract, arrangement, commitment or understanding of the type described in this section is referred to herein as a "Company Contract".

          (b) Except as set forth in Schedule 3.11(b) hereto, (i) each Company
                                     ----------------
Contract is legal, valid and binding upon the Company or any of its Subsidiaries, as the case may be, assuming due authorization of the other party or parties thereto, and in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law),
(ii) the Company has performed all material obligations required to be performed by it to date under each such Company Contract, and (iii) to the Shareholders' and the Company's knowledge, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or Subsidiary, as the case may be, under any such Company Contract.

          (c) Neither the Company nor its Subsidiaries has made any express warranty to any person or entity with respect to any services or products it provides or delivers or has made or agreed to make any indemnification payment with respect to any warranty claim, except for (i) the warranties and/or agreement(s) to indemnify of which true and correct copies have been delivered to Parent, and (ii) any warranties under other state or federal laws generally.

     3.12 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued in writing by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter, suspension order, or similar undertaking (each, a "Regulatory Agreement") with any regulatory agency or any other Governmental Entity that restricts the conduct of its business in any material respect, nor has the Company been notified in writing or, to the knowledge of the Company, otherwise by any regulatory agency or any other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.13 Environmental Matters.

          (a) The Company and its Subsidiaries are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

          (b) There is no suit, claim, action or proceeding pending or, to the Shareholders' and the Company's knowledge, threatened, before any Governmental Entity or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be named as a defendant, responsible party or potentially responsible party in any way relating to any environmental law, rule, regulation, standard or requirement.

     3.14 Properties.

          (a) Schedule 3.14 hereto contains a true, complete and correct list of
              -------------
all real properties owned by the Company or any of its Subsidiaries. Except as set forth in Schedule 3.14 hereto, the Company or its Subsidiaries has good and
             -------------
marketable title to all real property and other property owned by it and included in the balance sheet of the Company at September 30, 1999, and owns such property subject to no encumbrances, liens, security interests, pledges or title imperfections.

          (b) Neither the Company nor any of its Subsidiaries has received any notice of a violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and there is no such violation. Except as set forth in Schedule 3.14 hereto, to the Shareholders' and the Company's knowledge,
         -------------
all buildings and structures owned and used by the Company or any of its Subsidiaries conform with all applicable ordinances, codes or regulations. Except as set forth in Schedule 3.14 hereto, all buildings and structures leased
                       -------------
and used by the Company or any of its Subsidiaries conform in all material respects with all applicable ordinances, codes or regulations, except where such nonconformity would not have a Material Adverse Effect.

          (c) The Disclosure Schedule contains a true, complete and correct list of all leases pursuant to which the Company or any of its Subsidiaries leases any real or personal property, either as lessee or as lessor which leases call for an annual payment in excess of $10,000 and cannot be terminated without penalty with 90 days or less notice

(the "Company Leases"). Assuming due authorization of the other party or parties thereto, each of the Company Leases is valid and binding on the Company or Subsidiary, and, to the best of the Company's knowledge, valid and binding on and enforceable against all other respective parties to such leases, in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). There are not under such Company Leases any existing breaches, defaults or events of default by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received notice of, or made a claim with respect to, any breach or default by any other party to such Company Leases. Each of the Company and its Subsidiaries enjoys quiet and peaceful possession of all such leased properties occupied by it as lessee.

     3.15 Insurance. The Company has made available to Parent true and complete copies of all material policies of insurance of the Company or any of its Subsidiaries currently in effect a list of which is attached as Schedule 3.15.
                                                                -------------
All of the policies relating to insurance maintained by the Company with the respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement thereof) are in full force and effect and the Company has not received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of the Company which are maintained by the Company or any of its Subsidiaries or which are otherwise included as assets on the books of the Company are, or will at the Effective Time be, owned by the Company or any of its Subsidiaries, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company agrees that there will not be an amendment prior to the Effective Time without the consent of Parent. The Company does not have any material liability for unpaid premium or premium adjustments not properly reflected on the Company's December 31, 1999 balance sheet. All claims under any policy or bond have been duly and timely filed.

     3.16 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union or guild contract nor has the Company or any of its Subsidiaries, to the Shareholders' and the Company's knowledge, been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with the Company or any of its Subsidiaries. There is no pending or, to the Shareholders' and the Company's knowledge, threatened, labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may interfere with the business activities of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company or any of its Subsidiaries, and there is no pending or, to the Shareholders' and the Company's knowledge, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency. Except as set forth on Schedule 3.16
                                                             -------------
hereto, to the Shareholders' and the

Company's knowledge, neither the Company nor its Subsidiaries has hired any illegal aliens as employees. To the Company's and the Shareholders' knowledge, neither the Company nor its Subsidiaries has discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no race, age, sex or other discrimination complaints pending, or, to the Shareholders' and the Company's knowledge, threatened against the Company or any of its Subsidiaries by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of the Company, does any basis therefor exist. To the knowledge of the Company and the Shareholders, as of the date hereof, none of the employees of the Company has a present intention to terminate its employment with the Company.

     3.17 Intellectual Property. The Company and its Subsidiaries own or possess a license and other right to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks, domain names, know-how, software and other intellectual property material to the operation of its business as presently conducted (collectively, the "Intellectual Property Rights"). Schedule 3.17 sets forth a list of all
                                     -------------
patents, pending patent applications, registered copyrights, reported trademarks and service marks and applications for the registration of trademarks and service marks which are owned by the Company as well as all material intellectual property license agreements. Neither the Company nor any of its Subsidiaries has received any notice of conflict with the Intellectual Property Rights from any third party. The Company and its Subsidiaries are not in material default under any contract, agreement, arrangement or commitment relating to any of the Intellectual Property Rights. To the Shareholders' and the Company's knowledge, the Intellectual Property Rights do not infringe upon the rights of any third parties and are valid and enforceable.

     3.18 Broker's Fees. Neither the Company nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except as set forth in Schedule
                                                                    --------
3.18.
----

     3.19 Bank Accounts. The Company has provided or made available to Parent complete and current summaries of information regarding all accounts, lock boxes and safe deposits maintained by the Company at banks, trust companies, securities firms or other brokers or other financial institutions.

     3.20 Year 2000. Other than as indicated in Schedule 3.20, the Company has received no claim for any liability, obligation or commitment to any third party relating to Year 2000 compatibility for any services performed or goods sold, and made no warranty or agreement to indemnify any third party for work performed if such party incurs any damages as a result of the Company's services.

     3.21 Disclosure. No representation or warranty contained in this Agreement or any schedule to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

     3.22 Limitation on Warranties. Except as expressly set forth in this Agreement, the Company and the Shareholders make no express or implied warranty of any kind whatsoever with respect to the assets of the Company including any representation as to physical condition or value of any of the assets of the Company or the future profitability or future earnings performance of the Company. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.


                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby, jointly and severally, represent and warrant to the Company as follows:

     4.01 Corporate Organization and Qualification. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and Bylaws of each of Parent and Sub, copies of which have previously been delivered to the Company, are true and complete copies of such documents as in effect as of the date of this Agreement. Parent has no direct or indirect Subsidiaries other than Sub and Perficient LoreData, Inc., a Delaware corporation. Neither Parent nor any of its Subsidiaries owns, controls or holds the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Exchange Act.

     4.02 Capitalization.

          (a) The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). As of the date hereof, 4,065,047 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth in Schedule 4.02(a)(i) hereto,
                                                  -------------------
Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security of Parent or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or any other equity security of Parent or any of its Subsidiaries other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the Shareholders of Parent may vote. Except as disclosed on
Schedule 4.02(a)(ii) hereto, to Parent's knowledge there are no agreements or
--------------------
understandings, with respect to the voting of any shares of Parent Common Stock or any Subsidiary of Parent or which restrict the transfer of such shares, to which Parent or any of its Subsidiaries is a party and there are no such agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws. As used in this Agreement, Parent's "knowledge" shall mean the knowledge of Parent's executive officers and directors, as disclosed in its Prospectus dated July 29, 1999.

          (b) The authorized capital stock of Sub consists of 10,000 shares of common stock, par value $0.01 per share ("Sub Common Stock"). As of the date hereof, 1,000 shares of Sub Common Stock are outstanding. All of the issued and outstanding shares of capital stock of Sub are owned by Parent, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof.


     4.03 Authority; No Violations.

          (a) Each of Parent and Sub have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of each of Parent. Except for the filing of the Certificates of Merger and the approval of the shareholders of Parent, no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Neither the execution and delivery of this Agreement by each of Parent and Sub, nor the consummation by either Parent or Sub, as the case may be, of the transactions contemplated hereby, nor compliance by either Parent or Sub with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Parent, or Sub, as the case may be, or (ii)(x) violate any statute, code, ordinance, rule, regulations, judgment, order, writ, decree or injunction applicable to Parent or Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material agreement or other instrument or obligation to which Parent or Sub is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.04 Consents and Approvals. Except for (a) the filing of the Certificates of Merger with the Delaware Secretary and the Illinois Secretary, respectively, pursuant to the DGCL and the IBCA, respectively, to effect the Merger, (b) such filings as may be necessary as a result of any facts or circumstances related solely to the Company, (c) the consents and approvals listed on Schedule 4.04
                                                                -------------
hereto, and(d) the consent of the shareholders of Parent to the Merger and the filing of a Proxy Statement in connection therewith, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby.

     4.05 Broker's Fees. Neither Parent nor Sub, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement, except as set forth in
Schedule 4.05 hereto.
-------------

     4.06 SEC Reports. Parent has previously delivered to the Company an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement of Parent filed since May 1, 1999 with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "Parent SEC Reports"). Parent has timely filed (either by the required filing date or pursuant to Rule 12b-25 promulgated under the Exchange Act) all Parent SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act and, as of their respective dates and all Parent SEC Reports complied with all of the rules and regulations of the SEC with respect thereto. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent's consolidated financial statements (including any notes to such financial statements) included within Parent SEC Reports (i) has been prepared in all material respects in accordance with the published rules and regulations of GAAP and the SEC applied on a consistent basis throughout the periods involved, and (ii) fairly present in all material respects, the consolidated financial position of Parent or as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     4.07 Voting Requirements. The affirmative vote of the holders of a majority of the shares of Parent Common Stock present and entitled to vote at the Shareholders Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Merger and the other transactions contemplated hereby.

     4.08 No Prior Activities. Sub has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and consummation of the transactions contemplated hereby. Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or become subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

     4.09 Labor Matters. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining or other labor union or guild contract nor, to Parent's knowledge, has Parent or any of its Subsidiaries been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with Parent or any of its Subsidiaries. There is no pending, or to Parent's knowledge, threatened labor dispute, strike or work stoppage against Parent or any of its Subsidiaries which may interfere with the business activities of Parent or any of its Subsidiaries. None of Parent or any of its Subsidiaries or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of Parent or any of its Subsidiaries, and there is no pending or, to Parent's knowledge, threatened charge or complaint against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency.

     4.10 No Material Adverse Change. Since September 30, 1999, and through the date of this Agreement, there has been no fact or condition specific to the Parent, other than as disclosed in the Parent SEC Reports, that has had a material adverse effect on the Parent, its business or financial condition, taken as a whole.

     4.11 Limitation on Warranties. Except as expressly set forth in this
Article IV, Parent and Sub make no express or implied warranty of any kind whatsoever with respect to the assets or securities of Parent, Sub or Surviving Corporation, including any representation as to physical condition or value of any of the assets or the securities of the Parent, Sub or the Surviving Corporation or the future profitability or future earnings performance of the Parent, Sub or the Surviving Corporation. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS


     5.01 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall (and shall cause its Subsidiaries to) carry on its business in the ordinary course consistent with past practice. The Company shall (and shall cause its Subsidiaries to) use all reasonable efforts to (x) preserve its business organization, (y) keep available the present services of its employees and (z) preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist, including, but not limited to all material contracts. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not (and shall cause its Subsidiaries not to):

          (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except for a distribution to the Common Stock Holders of the Company to cover the Common Stock Holders' income tax liability attributable to the ownership of the Company Common Stock in an amount not to exceed $100,000 for the fiscal year ended December 31, 1999 and such additional amounts as are necessary for the period from January 1, 2000 to the Closing Date subject to the delivery to the Parent prior to the Closing of a Tax Calculation as defined in Section 7.02(n), less amounts previously distributed on account thereof);

          (b) (i) split, combine or reclassify any shares of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company;

          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

          (d) amend its Articles of Incorporation or Bylaws;

          (e) make any capital expenditures in excess of $25,000;

          (f) enter into any new line of business;

          (g) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or
(ii) otherwise acquire any assets, other than in the ordinary course of business, which would be material to the Company and its Subsidiaries, taken as a whole ;


          (h) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming materially untrue, or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in breach of any provision of this Agreement except, in every case, as may be required by applicable law;


          (i) change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

          (j) (i) enter into, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of its current or former directors, officers or employees or (ii) increase in any manner compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); or (iii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee (whether or not legally binding) other than in connection with the employment of any employees in the Company's ordinary course of business;

          (k) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity except in the ordinary course of business consistent with past practice of the Company;

          (l) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (m) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

          (n) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or as incurred in connection with the Merger and the transactions expressly contemplated hereby, of liabilities reflected or reserved against in the balance sheet at December 31, 1999, or subsequently incurred in the ordinary course of business and consistent with past practice;

          (o) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination, or make any commitment with respect to, regardless of whether consistent with past practices, any lease, contract, agreement or commitment having a term of one year or more from the time of execution or outside of the ordinary course of business consistent with past practices other than computer leases in the amount not to exceed $20,000 individually or $100,000 in the aggregate;

          (p) waive any material right, whether in equity or at law; or

          (q) agree to do any of the foregoing.

     5.02 No Solicitation; Non-Disclosure.

          (a) None of the Company, any of its Subsidiaries, the Shareholders or any of their respective directors, officers, employees, representatives, agents and advisors or other persons controlled by the Company shall solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group (other than Parent, Sub and their affiliates and representatives) concerning (i) any merger, consolidation, business combination, share exchange, or other similar transaction involving the Company; (ii) any sale, lease, exchange, mortgage, pledge, license transfer or other disposition of any shares of Company Common Stock or significant assets of the Company; or
(iii) except as permitted in Section 5.01, the issuance of any new shares of capital stock of the Company or any options, warrants or other rights to acquire shares of capital stock of the Company. The Company will promptly communicate to Parent, Sub and their affiliates and representatives the terms of any proposal, discussion, negotiation or inquiry relating to a merger or disposition of a significant portion of its capital stock or assets or similar transaction involving the Company and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

          (b) No party (or its representatives, agents, counsel, accountants or investment bankers) hereto shall disclose to any third party, other than either party's representatives, agents, counsel, accountants or investment bankers any confidential or proprietary information about the business, assets or operations of the other parties to this Agreement or the transactions contemplated hereby, except as may be required by applicable law. The parties hereto agree that the remedy at law for any breach of the requirements of this subsection will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this subsection, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching parties shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order may be granted immediately on commencement of such action.

     5.03 Employee Retention. The Company and the Shareholders agree to immediately notify Parent if they have any knowledge of the intention of an employee of the Company to terminate his employment with the Company. In addition, the Company and the Shareholders agree that from the date of this Agreement and continuing to the Effective Time, they shall not take any action or fail to take any action that will result in the termination of an employee of the Company without first consulting with Parent and providing Parent with an opportunity to provide advice with respect to any such action or inaction.

     5.04 Covenants of Parent and Sub. During the period from the date of this Agreement and continuing until the Effective Time, Parent shall notify the Shareholders' Representative prior to its taking of any of the following actions:

           (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

           (b) (i) split, combine or reclassify any shares of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of Parent or its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of Parent or its Subsidiaries;

           (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing except permitted pursuant to its employee benefit plans;

           (d) amend its Certificate or Articles of Incorporation or Bylaws;

           (e) enter into any new line of business;

           (f) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or
(ii) otherwise acquire any assets, other than in the ordinary course of business, which would, in either case, be material to Parent and its Subsidiaries, taken as a whole;

          (g)  without limiting the Company's and the Shareholders' rights under
Article VIII hereof, take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in breach of any provision of this Agreement except, in every case, as may be required by applicable law;

          (h) change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred to by Parent and its Subsidiaries's independent auditors;

          (i) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity except in the ordinary course of business consistent with past practice of Parent and its Subsidiaries and except for indebtedness in an amount less than $100,000;

          (j) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets or properties;

          (k) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability; or

          (l) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or as incurred in connection with the Merger and the transactions expressly contemplated hereby, of liabilities reflected or reserved against in the balance sheet at September 30, 1999, or subsequently incurred in the ordinary course of business and consistent with past practice and other than the obligations in connection with the acquisition of LoreData, Inc.

     5.05 All Necessary Action. Each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable. No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of such party being untrue in any material respect as if originally made on and as of the Closing Date.

     5.06 Notification. Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which might reasonable to expected to prevent the consummation of the transactions contemplated hereby.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.01 Regulatory Matters. The parties hereto shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, Parent or Sub, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Parent (or Sub as the case may be) and the Company shall promptly furnish each other with copies of written communications received by Parent, Sub or the Company, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     6.02  Securities Laws Matters.

           (a) During the two-year period following the Closing Date, Parent shall use its reasonable best efforts to make current public information available in accordance with Rule 144(c) under the Securities Act.

           (b) On the Closing Date, Parent shall execute and deliver to the Shareholders of the Company a Registration Rights Agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement").
          ---------

     6.03  Shareholder Approval.

           (a) Parent will (i) call a meeting of its shareholders (the "Meeting") for the purpose of voting upon adoption and authorization of the Merger and approve the issuance of the Parent Common Stock and, if necessary, to approve an amendment to the Parent Stock Option Plan to increase the number of shares of Parent Common Stock reserved for issuance upon exercise of stock options granted thereunder to the Shareholders of the Company (collectively, the "Matters"), (ii) hold the Meeting as soon as practicable following the date of this Agreement, (iii) recommend to its shareholders the approval of each of the Matters through its Board of Directors, and (iv) use its best efforts to obtain the necessary adoption and authorization of this Agreement by the shareholders of Parent.

          (b) Parent will (i) as soon as practicable following the date of this Agreement, prepare in correct and appropriate form and file with the SEC a preliminary Proxy Statement and (ii) use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company and the Shareholders shall supply to Parent on a timely basis in connection with the preparation of the Proxy Statement all financial and other information necessary to be included therein with respect to the Company and the Shareholders. Parent will notify the Company of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Parent shall give the Company and its counsel the opportunity to review the Proxy Statement prior to being filed with the SEC and shall give the Company and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Parent and the Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, Parent shall mail the Proxy Statement to the stockholders of Parent.

          (c) Each party agrees to notify the other of, and to correct, any information contained in the Proxy Statement furnished by such party to the other for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any material respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to Proxy Statement, Parent will prepare and mail to its stockholders such an amendment or supplement.

          (d) During the period from the date of this Agreement to the date of Closing, Parent will file all reports, schedules and definitive proxy statements (including the Proxy Statement) (the "Parent Filings") required to be filed by Parent with the SEC and will provide copies thereof to the Company promptly upon the filing thereof.

          (e) Each Shareholder acknowledges and agrees that by signing this Agreement, he has voted all of his shares of Company Common Stock in favor of the approval of this Agreement, the Merger and all aspects of the transactions contemplated hereby, that such approval is irrevocable and cannot be rescinded and that each such Shareholder irrevocably agrees that he shall vote or cause to be voted (in person or by proxy) all of his shares of Company Common Stock at each meeting in which such matters are considered and subject to a vote in favor of any such other matters that come before the Meeting concerning the Agreement, the Merger and the transactions contemplated thereby.

     6.04 Access to Information. The Company shall afford to Parent, and shall cause its independent accountants to afford to Parent and Parent's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's assets, properties, books, Company Contracts and records. The Company shall permit Parent and its representatives to make abstracts from and copies of such books and records. During such period, the Company shall use its reasonable best efforts to furnish promptly to Parent all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. Following the Closing, Parent and the Surviving Corporation shall provide access to the Surviving Corporation books and records for reasonable business purposes including, without limitation, the preparation of the Company's final Tax returns and the Shareholders' Tax returns.

     6.05 Legal Conditions to Merger. Each of Parent, Sub and the Company shall use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Parent, Sub or the Company in connection with the Merger and the other transactions contemplated by this Agreement.

     6.06 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by the Company or Parent (without additional cost to them).

     6.07 Disclosure Supplements. Prior to the Effective Time, each party will supplement or amend the Schedules hereto delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) hereof or the compliance by the Company with the covenants set forth in Section 5.01 hereof (unless Parent consents in writing to such satisfaction of conditions or compliance or elects to waive such matter by closing the transactions contemplated hereby) or for the purposes of determining satisfaction of the conditions set forth in Sections 7.03(a) hereof (unless the Company consents to such satisfaction of conditions or elects to waive such matter by closing the transactions contemplated hereby).

     6.08 No Inconsistent Actions. Prior to the Effective Time, except as otherwise permitted by this Agreement, no party will enter into any transaction or make any agreement or commitment and will use reasonable efforts not to permit any event to occur, which could reasonably be anticipated to result in (x) a denial of the regulatory approvals referred to in Section 7.01(a) or (y) the imposition of any condition or requirement that would materially adversely affect the economic or business benefits to the Surviving Corporation of the transactions contemplated by this Agreement.

     6.09 Tax Matters. The parties shall not, before or after the Effective Time, purposefully take any action or fail to take any action that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization and having each of the parties hereto from being parties to such reorganization within the meaning of Section 368 of the Code.

     6.10 Noncompetition Agreements; Employment Agreements. On the Closing Date, Parent shall enter into a Noncompetition Agreement with each Shareholder in the form attached as Exhibit C-1 and Parent shall enter into an Employment
                        -----------
Agreement with each of Sam Fatigato and Matthew Clark in the form attached as Exhibit C-2 hereto.
-----------

     6.11 Company Shareholder Representation Letters. On the Closing Date, each Shareholder shall execute and deliver to Parent the Representation Letters in the form attached hereto as Exhibit F (the "Representation Letters").
                               ---------

     6.12 Stock Options; Employee Benefits. (a) At the Effective Time, the Parent shall assume the Compete, Inc. Employees' Stock Option Plan (the "Company Stock Option Plan") and, subject to the adjustments provided below with respect to the Company Accelerated Options, the Parent shall assume all outstanding options granted pursuant to the Company Stock Option Plan and each such assumed option shall become and represent an option (an "Adjusted Option") (i) to purchase the number of shares of Parent Common Stock determined by multiplying
(A) the number of shares of Parent Common Stock to be issued upon conversion of one share of Company Common Stock pursuant to Section 1.05(a) of this Agreement (assuming the use of the Cash Per Share Price and the Note Per Share Price to purchase Parent Common Stock (valued at the Effective Time calculated in the manner described in Section 1.05(d)) by (B) the number of shares of Company Common Stock subject to such assumed option immediately prior to the Effective Time and (ii) at an exercise price per share of Parent Company Stock determined by dividing (X) the aggregate exercise price for the shares of Company Common Stock subject to such assumed option immediately prior to the Effective Time by
(Y) the number of shares of Parent Common Stock subject to such Adjusted Option at the Effective Time and rounding the resulting quotient down to the nearest whole cent; provided, however, that the adjustments with respect to any such assumed option that is an "incentive stock option" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of
Section 424(a) of the Code. Each Adjusted Option shall continue to be governed by the Company Stock Option Plan and shall continue to be evidenced by the stock option agreement evidencing the grant of the predecessor assumed option and the Company Stock Option Plan and each such agreement shall be deemed amended to reflect the assumption of that plan by the Parent, the substitution of Parent Common Stock for Company Common Stock, and the revised exercise price determined pursuant to this Section 6.12. Notwithstanding anything herein to the contrary, the Parent shall not be obligated hereunder to assume the Company Stock Option Plan to the extent that there are options outstanding to purchase more than 448,349 shares of Company Common Stock immediately prior to the Closing Date subject to increase by agreement between Parent and the Company in addition to the Company Accelerated Options.

          (b) At the Effective Time, the Parent shall, subject to the adjustments provided below with respect to the Company Accelerated Options, assume the non-qualified stock option granted to Courtney Spooner of Company Common Stock pursuant to that certain Agreement dated March 9, 1998, by and between the Company and Courtney Spooner (the "Spooner Option") and subject to
Section 6.12(c) the Spooner Option shall become and represent an option to purchase a number of shares of Parent Common Stock at a per share exercise price determined in the same manner as determined with respect to an Adjusted Option pursuant to Section 6.12(a).

          (c) Each of the incentive stock options granted on December 15, 1999, pursuant to the Company Stock Option Plan, to Andrew Sweet, John Jenkins, and to Matthew Clark of Company Common Stock and the Spooner Option each of which is further described in Schedule 3.2 of the Disclosure Schedule (each a "Company Accelerated Option") shall be assumed by Parent and adjusted pursuant to Sections 6.12(a) and (b) but only with respect to a number of shares of Company Common Stock determined by multiplying (i) the number of shares of Company Common Stock subject to that option immediately prior to the Effective Time (the "Pre-Adjusted Acceleration Option Number") by (ii) a fraction, the numerator of which is equal to the Stock Per Share Price (converted to a dollar amount based on the value of a share of Parent Common Stock at the Effective Time) and the denominator of which is equal to the sum of the Cash Per Share Price, the Note Per Share Price, and the Stock Per Share Price (converted to a dollar amount based on the value of a share of Parent Common Stock at the Effective Time) and rounding the resulting product up the nearest whole share. Each Company Accelerated Option shall, to the extent assumed by Parent, be fully exercisable on and after the Effective Time; provided, however, that, if at the time of such exercise the escrow described in Section 1.06 hereof is still in place, such portion of the Parent Common Stock issued upon such exercise shall be deposited into escrow and be subject to the escrow terms as if that Company Accelerated Option had been exercised to the same extent prior to the Effective Time and, provided further, that should any of the events set forth in Section 2.02 (a),
(d) or (e) or 2.03 or Article IX hereof occur, the holder of the Company Accelerated Option agrees to an immediate and automatic reduction in the number of shares that may be purchased upon exercise of the option equal to the amount that they would have had if all holders of the Company Accelerated Options exercised such Options and become a Common Stock Holder immediately prior to such event. For purposes of the conversion adjustments under Sections 6.12(a) and (b), the number of shares of Company Common Stock subject to each Company Accelerated Option immediately prior to the Effective Time shall be deemed to be the number of shares of Company Common Stock for which that option is assumed by Parent, as determined by this Section 6.12(c). Notwithstanding anything herein to the contrary, the number of shares of Parent Common Stock issuable to the Shareholders and issuable upon exercise of the Company Accelerated Options shall not exceed an aggregate of 2,200,000 which number shall be subject to equitable adjustment in the event of stock splits, stock dividends or other recapitalization to the Parent Common Stock.

          (d) The portion of each Company Accelerated Option that is not assumed by the Parent pursuant to Section 6.12(c) shall lapse and cease to be outstanding as of the Effective Time.

          (e) Each holder of a Company Accelerated Option shall be paid by the Parent such Holder's pro rata share of the Cash Price at the same time and in the same manner as a Shareholder (i) an amount in cash determined by multiplying the (A) Cash Per Share Price by (B) the Pre-Adjusted Accelerated Option Number and then reducing the resulting product by the aggregate exercise price for the shares of Company Common Stock attributable to a portion of the Company Accelerated Option that is not assumed by the Parent pursuant to Section 6.12(c); and (ii) such Holders' pro rata share of the Note Price, by issuing a
Note in the principal amount determined by multiplying the (X) Note Per Share Price by (Y) the Pre-Adjusted Accelerated Option Number.

          (f) Subject to the approval of the shareholders of Parent if such approval is required, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the Company Stock Option Plan (as assumed) and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to the Company Stock Option Plan (as assumed) or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable after the Effective Time, Parent shall prepare and file with the Commission a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations with respect to issuance of such shares under this Section 6.12. Such registration statement shall be kept effective and the current status of the prospectus required thereby shall be maintained for at least as long as any Adjusted Option or the Spooner Option remain outstanding.

          (g) Between the time of the execution of this Agreement and the Closing Date, the Parent may, at its option, solicit all holders of options to agree to the conversion and merger of the Company Stock Option Plan into its Stock Option Plan. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Adjusted Options and the Spooner Option appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plan (as assumed).

          (h) Until the first anniversary of the Closing Date, Parent shall take no action with respect to the Parent Stock Option Plan that would (i) accelerate or otherwise effect the exercisability or vesting of the Adjusted Options without the written consent of the Shareholders' Representative, which may be withheld for any reason or no reason and only to the extent permitted under the Company Stock Option Plan (as assumed), or (ii) adversely affect the rights of the Holders of the Adjusted Options.

           (i)  Schedule 6.12(i) sets forth a complete list of the retirement,
                ----------------
health, welfare and other employee benefits that are currently provided to Parent's employees. Until the first anniversary of the Closing Date, Parent shall use its best efforts to provide the Company's employees with retirement, health, welfare and other employee benefits that are substantially equivalent to those described in Schedule 6.12(i), or, at the option of Parent, continue
                      ----------------
the Company's current benefit plans; provided, however, that except as otherwise
                                     --------  -------
provided in this Agreement, nothing in this Section 6.12 shall confer upon Parent any obligation to continue the employment of any of the Company's employees.

     6.13 Subchapter S Distribution. Prior to the Closing, the Company shall make a distribution to the Common Stock Holders in the aggregate amount not to exceed $100,000 to cover the income tax liability to the Common Stock Holders attributable to the operations of the business of the Company (but not relating to any salary of the Common Stock Holder) for the fiscal year ended December 31, 1999 and the period from January 1, 2000 to the Closing Date (subject to the delivery to the Parent prior to the Closing of a Tax Calculation as defined in
Section 7.02(n)) less amounts previously distributed on account thereof).

     6.14 Publicity. The parties acknowledge that Parent, as a publicly held company, is subject to certain disclosure requirements under federal securities laws. Accordingly, the Company and the Shareholders agree that, except as otherwise required by law, they (a) will make no public comment concerning or announcement regarding the Merger; and (b) will notify Parent of any external rumor of the Merger received by the Company. Notwithstanding the foregoing, Parent reserves the right to disclosure the Merger, including financial information regarding the Company and the status of negotiations, at any time it decides that such disclosure is appropriate under the securities laws or the rules of any stock exchange, provided, however, that Parent shall provide the
                             --------  -------
Company and its counsel a reasonable time to review and comment upon such disclosure.

     Except as otherwise required by law or the rules of The Nasdaq SmallCap Market System or the Boston Stock Exchange, Inc. and notwithstanding anything in this Agreement to the contrary, so long as this Agreement is in effect, none of Parent, Sub, the Shareholders or the Company shall, or shall permit any of their Subsidiaries, if applicable, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party.

     6.15 Lock-Up. Each Shareholder covenants and agrees that in the event of a private or public offering of Parent Common Stock following the Closing, such Shareholder shall be subject to the same restrictions on transferability or lock-up of shares of Parent Common Stock as the underwriter of any such offering or any executive officer of Parent shall require of the executive officers of Parent. In addition, each Shareholder agrees that for a period beginning on the Closing Date and ending one (1) year therefrom, he will not, directly or indirectly, (a) sell, offer to sell, contract to sell, grant any option to sell, any shares of Parent Common Stock received hereunder or securities convertible into or exchangeable for shares of Parent Common Stock; (b) propose, or publicly disclose an intent to propose, any of the foregoing; or (c) assist or advise any other persons or entities in connection with the foregoing. Notwithstanding the above, this prohibition shall not apply to (i) sales by the estate of any Shareholder upon the death of a Shareholder but only to the extent of estate tax liability related to the transfer of the shares upon the death of the Shareholder, and (ii) sales upon the exercise of piggy-back registration rights, if and only if, current shareholders of Parent other than John Gillespie, who are officers of directors of Parent, participate in any such public offering, subject to the restrictions included in the Registration Rights Agreement.

     6.16 Completion of Audit. The Shareholders covenant and agree to use reasonable efforts to cause the independent auditors of the Company to complete their audit of the business, financial condition and results of operations of the Company for fiscal years ending December 31, 1998 and December 31, 1999 as soon as possible, but in no event later than March 31, 2000.

     6.17  Letter Agreement.   Each Shareholder covenants and agrees to execute
the Letter Agreement in the form attached as Exhibit G-1 hereto (the "Letter
                                             -----------
Agreement").

     6.18 Parent's Shareholder Consent. Parent acknowledges that it has delivered to the Company an executed copy of the irrevocable agreement of certain of Parent's shareholders to (i) approve the Merger, the issuance of Parent Common Stock and the other transactions set forth in this agreement as set forth on Exhibit G-2 hereto ("Parent's Shareholder Consent"). Parent
             -----------
represents and warrants that each person signing Parent's Shareholder Consent has full power and authority, if an entity, and full power and capacity, if an individual, to execute and deliver Parent's Shareholder Consent and that such Parent's Shareholder Consent has been duly and validly executed and delivered constitutes a valid and binding obligation of the parties executing Parent's Shareholder Consent.

     6.19 Releases. Prior to the Closing, the Shareholders shall have received releases from (i) those lessors and lenders set forth on Schedule 6.19 hereto
                                                         -------------
and (ii) from the Company.

     6.20  Indemnification.

           (a) From and after the Effective Time, the Surviving Corporation shall provide exculpation and indemnification for each person who is now or who becomes prior to the Effective Time, an officer, employee or director of the Company (the "Company Indemnified Parties") which is the same as the exculpation and indemnification provided to the Company Indemnified Parties by the Company immediately prior to the Effective Time in their respective articles of incorporation and bylaws or other organizational documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions not to exceed six (6) years prior to the Effective Time, including all transactions contemplated by this Agreement and such obligation shall only continue for a period of six (6) years from the Effective Time.

          (b) In addition, for a period of six (6) years from the Effective Time, to the rights provided in Section 6.20(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all Shareholders of Parent, or any Subsidiary of Parent, or by or in the right of the Company, Parent or the Surviving Corporation, or any Subsidiary of any of them, or any claim, action, suit, proceeding or investigation (collectively, "Section 6.20 Claims") in which any Company Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of the Company or any action or omission or alleged action or omission by such Person in his capacity as an officer, employee or director, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Corporation (the "Company Indemnifying Parties") shall from and after the Effective Time jointly and severally indemnify and hold harmless the Company Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Section 6.20 Claims. Parent, the Surviving Corporation and the Company Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Section 6.20 Claims. In connection with any such Section 6.20 Claim, the Company Indemnified Parties shall have the right to select and retain one counsel, at the cost of the Company Indemnifying Parties, subject to the consent of the Company Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). In addition, after the Effective Time, in the event of any such threatened or actual Section 6.20 Claim, the Company Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Section 6.20 Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Company Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Company Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Company Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Company Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Company Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Company Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Company Indemnified Party shall promptly refund to the Company Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Company Indemnified Party wishing to claim indemnification under this Section 6.20, upon learning of any such

Section 6.20 Claim, shall promptly notify the Company Indemnifying Parties of such Section 6.20 Claim and the relevant facts and circumstances with respect thereto; provided however, that the failure to provide such notice shall not affect the obligations of the Company Indemnifying Parties except to the extent such failure to notify materially prejudices the Company Indemnifying Parties' ability to defend such Section 6.20 Claim; and provided, further, however, that no Company Indemnified Party shall be obligated to provide any notification pursuant to this Section 6.20 prior to the Effective Time .

          (c) At or prior to the Effective Time, Buyer shall provide evidence of directors' and officers' liability insurance policy coverage naming the Company, the Surviving Corporations and the Company's Subsidiary's directors and officers as parties with at least $3,000,000 of coverage for a period of six (6) years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Parent to its directors and officers. At or prior to the Effective Time, Seller shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

          (d) This Section 6.20 is intended for the irrevocable benefit of, and to grant third-party rights to, the Company Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Parent and Buyer, including the Surviving Corporation. Each of the Company Indemnified Parties shall be entitled to enforce the covenants contained in this
Section 6.20 and Parent and the Surviving Corporation acknowledge and agree that each Company Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Company Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 6.20.

          (e) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this
Section 6.20, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.

     7.02 Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is also subject to the satisfaction or waiver by Parent or Sub, at or prior to the Effective Time, of the following conditions:

          (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of Parent.

          (b) Representations and Warranties. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall receive at Closing a certificate signed on behalf of the Company by an authorized officer to the foregoing effect.

          (c) Performance of Obligations of the Company and the Shareholders. The Company and the Shareholders shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall receive at Closing a certificate signed on behalf of the Company by an authorized officer to such effect.

          (d) Consents Under Agreements. The consent, approval, waiver or amendment of each person (other than the Governmental Entities referred to in
Section 7.01(a)) set forth on Schedule 3.03 and Schedule 3.04 hereto shall have
                              -------------     -------------
been obtained and shall be reasonably satisfactory to Parent.

          (e) List of Employees. The Company shall have delivered to Parent a list of employees who will become employees of Parent or the surviving corporation immediately following the Closing.

          (f) Stock Option List. The Company shall have delivered to Parent a list containing the holders of Company Non-Accelerated Options together with the number of such options.

          (g) FIRPTA. The Company shall have delivered to Parent and Sub an affidavit, dated as of the Effective Date, pursuant to Sections 897 and 1445 of the Code in substantially the form set forth in Exhibit H hereto.
                                                ---------

          (h) Dissenters' Rights. The Common Stock Holders of the Company shall not have any right to exercise dissenters', appraisal or similar rights under the IBCA by virtue of the Merger.

          (i) Opinion of Counsel for Company and the Shareholders. The Parent and Sub shall have received an Opinion of Counsel of the Company and the Shareholders in form and substance reasonably acceptable to the parties.

          (j) Authorization to Conduct Business. The Company shall have been licensed, qualified or authorized to conduct business in all jurisdictions in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and shall have satisfied and paid all expenses, taxes, assessments, fines, penalties and other payments to such jurisdictions in connection therewith.

          (k) Termination of Stockholders' Agreement. The Company and the Common Stock Holders shall have entered into a Termination Agreement pursuant to which they shall affirmatively terminate the Shareholders' Agreement dated July 5, 1995 and all amendments thereto.

          (l) Termination or Amendment of Wilson Agreement. The Company and Sam Wilson ("Wilson") shall have terminated or amended the Employment Letter Agreement dated as of September 10, 1999 to provide that Wilson shall receive 70% of any revenue in excess of $225,000 that is earned by the Company and attributable to Wilson's efforts during the fiscal year ending December 31, 2000.

          (m) Escrow Agreement. The Company, Parent, Sub, Shareholders and the Escrow Agent shall each have executed and delivered the Escrow Agreement in the form substantially as attached as Exhibit B subject to such revisions as may be
                                  ---------
requested by the Escrow Agent and that are reasonably acceptable to the parties.

          (n) Tax Calculation. The Company shall have submitted to Parent a calculation of income tax payable by the Common Stock Holders attributable to their ownership of Company Common Stock in form and substance reasonably satisfactory to Parent ("Tax Calculation").

     7.03 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Closing of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except with respect to the representation in Section 4.10 which shall be true as of the date of the Agreement and except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall receive at Closing a certificate signed on behalf of Parent and Sub by an authorized officer of each company to the foregoing effect.

           (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have each performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall receive at Closing a certificate signed on behalf of Parent and Sub by an authorized officer of each company to such effect.

           (c) Promissory Notes. Parent shall have executed and delivered to each Shareholder a Note.

           (d) Opinion of Counsel for the Parent and Sub. The Company shall have received an opinion of counsel of Parent and Sub in form and substance reasonably acceptable to the parties.

           (e) Payment of Non-Escrowed Portion of Merger Consideration. Parent shall have paid each Shareholder such Shareholder's pro rata portion of the non-
                                                    --------
escrowed Merger Consideration.

           (f) Menell Resignation. Parent shall have caused Bryan R. Menell to resign from his position as a member of the Board of Directors of Parent.

           (g) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company.

           (h) Board of Directors of Sub and Parent. Either Sam Fatigato or a nominee of the Shareholders shall be elected to the board of directors of Sub and Parent.

           (i) Employment Agreements. Parent shall have entered into Employment Agreements with each of Sam Fatigato and Matthew Clark in the form attached as Exhibit C-2 hereto and shall have issued employment letters with the
            -----------
persons and providing the salaries and titles set forth on Exhibit C-3 hereto.
                                                           -----------

          (j) Tax Free Reorganization. The Company shall be reasonably satisfied that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code and each of the parties to this Agreement shall be a party to such reorganization and therefore, for federal income tax purposes, the Shareholders shall recognize no income, gain or loss upon the Merger except to the extent of any cash consideration actually received or deemed received.

          (k) Escrow Agreement. The Company, Parent, Sub, Shareholders and the Escrow Agent shall each have executed and delivered the Escrow Agreement in the form substantially as attached as Exhibit B subject to such revisions as may be requested by the Escrow Agent and that are reasonably acceptable to the parties.



          (l) Tax Calculation. The Company shall have submitted to Parent the Tax Calculation in form and substance reasonably satisfactory to Parent.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT


     8.01 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either Parent or the Company (provided, however, that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur) if there shall have been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the other party; or

          (c) by either Parent or the Company if the Closing shall not have occurred by July 1, 2000, which date may be increased by an additional 30 days at the request of Parent, if the Closing is delayed solely because any Requisite Regulatory Approval or approval by the shareholders of Parent has not been obtained due to issues relating to information in the Proxy Statement supplied by or regarding the Company (including its financial statements) and Parent is diligently undertaking such efforts required to obtain the same.

     8.02 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, each of this Agreement and that letter agreement between Parent and the Company dated January 12, 2000 shall forthwith become void and have no effect except Section 5.02 shall survive any termination of this Agreement, and there shall be no further obligation on the part of Parent, Sub, the Company, or their respective officers or directors or the Shareholders except for the obligations under such provisions. Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement. Notwithstanding the foregoing sentence, should this Agreement be terminated by the Company pursuant to Section 8.01(c) hereof solely because a meeting of shareholders was held and the matters were not approved at the Meeting (and not by virtue of any other default under this Agreement or failure by the Company to satisfy any other representation, warranty, condition or covenant hereunder), the Parent shall pay the Company, within two (2) business days of such termination, the amount equal to the Company's Transaction Costs (subject to reasonable documentation).

     8.03 Expenses. If the transactions contemplated by this Agreement do not close, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether or not the Merger is consummated.

     8.04 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. Notwithstanding the foregoing, non-material amendments to this Agreement may be made without the authorization of the respective Boards of Directors of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall nor operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                                INDEMNIFICATION


     9.01 Agreement to Indemnify. Following the Closing and subject to the limitations set forth herein,

          (a) the Company and each Shareholder, jointly and severally, shall indemnify and agree to defend and hold harmless Parent and the Surviving Corporation (and their respective affiliates, officers, directors, employees, representatives and agents) ("Purchaser Indemnities" and, singularly, a "Purchaser Indemnitee") against and in respect of any and all Damages, by reason of or otherwise arising out of a breach by the Company of a representation, warranty or covenant contained in this Agreement. "Damages" shall include, reasonable attorneys' fees and disbursements, reasonable accountants' fees and disbursements, costs of litigation and other expenses incurred by them (or their respective affiliates, officers, directors or employees) in the defense of any claim asserted against them (or their respective affiliates, officers, directors or employees) and any amounts paid in settlement or compromise of any claim asserted against them to the extent that the claim asserted is or would have been subject to the indemnification provisions hereof, subject to the limitations on indemnification set forth in Sections 9.02 and 9.03. "Damages" shall not include any amount for which reimbursement is received by Parent, the Surviving Corporation or the Company, as the case may be, pursuant to insurance policies or third-party payments by virtue of indemnification or subrogation received by such party which the Parent, the Company and the Surviving Corporation shall use their best efforts to pursue.

          (b) Parent shall indemnify and agrees to defend and hold harmless the Shareholders (and their respective affiliates, representatives and agents) against and in respect of any and all Damages by reason of or otherwise arising out of a breach by Parent or Sub of a representation, warranty or covenant contained in this Agreement.

     9.02 Survival of Indemnity. The indemnification obligations of each indemnifying party pursuant to Section 9.01 shall survive the Closing for a period of twelve (12) months, except for Damages arising out of a breach of any of the representations or warranties in either Section 3.08 or Section 3.13, which shall survive for three (3) years. Upon expiration of such periods, no indemnifying party shall have any liability for Damages under such indemnification obligations unless it has received written notice from an indemnified party claiming indemnification prior to the expiration of the applicable period as required.

     9.03 Additional Provisions.


          (a) Limitations on Indemnified Amounts of the Company and the Shareholders. Except as otherwise provided herein, the Company and the Shareholders shall not have any obligation to indemnify any parties under this
Article IX until the Company's and the Shareholders' aggregate indemnity obligations shall exceed $250,000.00, whereupon such parties shall be entitled to receive Damages from the first dollar; provided, however, that in no event
                                          --------  -------
shall the Company's and the Shareholders' aggregate indemnity obligations exceed the value of the Merger Consideration less the difference, if any, between the value of the Parent Common Stock at Closing and the value of the Parent Common Stock at the time a Claim is made. The liability of the Company and the Shareholders collectively for indemnification under this Article IX by reason of or arising out of any breach by the Company or any Shareholder of any covenant or of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by Parent of the books, records or operations of the Company.

          (b) Limitations on Indemnified Amounts of Parent. Parent shall have no obligation to indemnify the Company under this Article IX until the indemnified parties' aggregate indemnity obligations shall exceed $250,000.00, whereupon such parties shall be entitled to receive Damages from the first dollar; provided, however, that in no event shall Parent's aggregate indemnity
        --------  -------
obligations exceed the value of the Merger Consideration less the difference, if any, between the value of the Parent Common Stock issued hereunder at Closing and the value of the Parent Common Stock at the time a Claim is made. The liability of Parent for indemnification under this Article IX by reason of or arising out of any breach by Parent or Sub of any covenant or of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by the Company of the books, records or operations of Parent and Sub. The Company and the Shareholders shall have no obligations to indemnify the Purchaser Indemnities with respect to punitive damages or to the extent that the matter in question was taken into account in full in the computation of the Merger Consideration pursuant to Section 2.02 or 2.03.

          (c) No Limitation in Event of Fraud. Notwithstanding any other provision hereof, nothing in this Article IX (including the provisions of paragraphs (a) and (b) of this Section 9.03) or otherwise shall limit, in any manner, any remedy at law or equity, to which any party may be entitled as a result of fraud by any indemnifying party or its employees, officers or directors or a violation of the federal securities laws.

          (d) Exclusivity of Remedy; Survival of Covenants. Following the Closing, except in respect of claims based upon fraud or violation of the federal securities laws, the indemnification accorded by this Section shall be the sole and exclusive remedy of the parties indemnified under this Article IX in respect of any misrepresentation or inaccuracy in, or breach of, any representation or warranty or any breach or failure in performance of any covenant or agreement made in this Agreement or in any document or certificate delivered pursuant hereto. Notwithstanding the foregoing, in the event of any breach or failure in performance after the Closing of any covenant or agreement, a non-breaching party shall also be entitled to seek specific performance, injunctive or other equitable relief. The covenants of any party shall terminate according to the terms of such covenant and the expiration of the applicable statutes of limitations.

          (e) Subrogation. Upon making any payment to an indemnified party for any indemnification claim pursuant to this Article IX, an indemnifying party shall be subrogated, to the extent of such payment, to any rights that the indemnified party may have against any other persons with respect to the subject matter underlying such indemnification claim and the indemnified party shall take such actions as the indemnifying party may reasonably require to perfect such subrogation or to pursue such rights against such other persons as the indemnified party may have.

          (f) Parent's Right of Set-Off. Upon written notice to the Company or the Shareholders specifying in detail its good faith justification therefor, for a period of one (1) year from the Closing Date, Parent may set off the amount of any Damages for which the Company or the Shareholders are liable under Section
9.01 against the Escrowed Consideration. Neither the exercise of nor the failure to exercise such right of set-off shall constitute an election of remedies nor limit Parent or Sub in any manner in the enforcement of any other remedies that may be available to it. Notwithstanding the prior sentence, the Shareholders may at its option through a notice by the Shareholders' Representative to Parent within ten (10) days of the final determination of any Damages, satisfy the payment of any Damages through the payment of cash in lieu of Parent Common Stock.

     9.04 Third Party Claim Procedures.

          (a) Definitions. The term "Indemnified Party" shall mean a party (or its successor) who is entitled to indemnification from a party hereto pursuant to this Article IX; The term "Indemnifying Party" shall mean a party (or its successor) hereto who is required to provide indemnification under this Article IX to another party; and the term "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

          (b) Procedure. Within thirty (30) days following the receipt of notice of a Third Party Claim, and in any event within the period necessary to respond to such pleading, if applicable, the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The failure to deliver the notice described in the preceding sentence within the time frame required shall not relieve any party hereto of any liability under this Agreement unless such party is materially damaged by the failure to deliver such notice to such party within such time period. The Indemnified Party may, upon reasonable notice, tender the exclusive defense of a Third Party Claim (subject to the provisions of this Section 9.04(b) to the Indemnifying Party. If (i) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification (or reservation of rights) by the Indemnifying Party; or (ii) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 9.04(b), the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this Article IX; then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the

Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the right, upon receiving the prior written approval of the Indemnified Party (which shall not be unreasonably withheld unless such settlement does not fulfill the conditions set forth in the following sentence and which shall be deemed automatically given if a response has not been received within the ten (10) day period following a request for such consent), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable. Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party or Indemnifying Party (as the case may be) that is not controlling the defense and or settlement of the Third Party Claim (the "Non-Control Party") shall be required by an Indemnifying Party or Indemnified Party controlling the litigation to (and no such party shall) (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Non-Control Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Non-Control Party or which may otherwise have an adverse effect on the Indemnified Party's business, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. All expenses (including attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article IX shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section IX, or if, in accordance with the foregoing, the Indemnifying Party does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may, upon receiving prior written approval of the Indemnifying Party (which shall not be unreasonably withheld unless such settlement may have an adverse effect on the Business and which shall be deemed automatically given if a response has not been received within the ten (10) day period following a request for such consent), settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 9.04(b), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as provided herein, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses. The Indemnified Party or the Indemnifying Party, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim.


                                   ARTICLE X

                          SHAREHOLDERS' REPRESENTATIVE


     10.01 Appointment of Shareholders' Representative.. The initial Shareholders' Representative shall be Sam Fatigato (the "Shareholders'
                                                         -------------
Representative").  The Shareholders' Representative shall be the attorney-in-
--------------
fact and agent of Shareholders. The foregoing power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness, dissolution or other inability to act of any of the Shareholders.


     10.02 Authority. Each Shareholder hereby grants the Shareholders' Representative full power and authority:

            (a) to execute and deliver, on behalf of such Shareholder, and to accept delivery of, on behalf of such Shareholder, such documents as may be deemed by the Shareholders' Representative, in his sole discretion, to be appropriate to consummate this Agreement;

            (b) to certify, on behalf of such Shareholder, as to the accuracy of the representations and warranties of such Shareholder under, or pursuant to the terms of, this Agreement;

            (c) to, (i) dispute or refrain from disputing, on behalf of such Shareholder, any claim made by Parent or the Surviving Corporation under this Agreement; (ii) negotiate and compromise, on behalf of such Shareholder or holder of Accelerated Company Options, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under this Agreement, and (iii) execute, on behalf of such Shareholder or holder of Accelerated Company Options, any settlement agreement, release or other document with respect to such dispute or remedy;

            (d) to give or agree to, on behalf of such Shareholder or holder of Accelerated Company Options, any and all consents, waivers, amendments or modifications, deemed by the Shareholders' Representative, in his sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

            (e) to enforce, on behalf of such Shareholder, any claim against Parent, Sub or the Surviving Corporation arising under this Agreement;

            (f) to engage attorneys, accountants and agents at the expense of Shareholders and holders of Accelerated Company Options; and

            (g) to give such instructions and to take such action or refrain from taking such action, on behalf of such Shareholders and holders of Accelerated Company Options, as the Shareholders' Representative deems, in their sole discretion, necessary or appropriate to carry out the provisions of this Agreement.

     10.03 Reliance. Each Shareholder hereby agrees that: (a) in all matters in which action by the Shareholders' Representative are required or permitted, the Shareholders' Representative is authorized to act on behalf of such Shareholder, notwithstanding any dispute or disagreement among Shareholders or between any Shareholder and the Shareholders' Representative, and Parent, Sub and the Surviving Corporation shall be entitled to rely on any and all action taken by the Shareholders' Representative, under this Agreement without any liability to, or obligation to inquire of, any of the Shareholders notwithstanding any knowledge on the part of the Purchaser of any such dispute or disagreement; (b) the power and authority of the Shareholders' Representative, as described in this Agreement, shall be effective until all rights and obligations of Shareholders under this Agreement have terminated, expired or been fully performed; and (c) if the Shareholders' Representative resigns or otherwise ceases to function in his or her capacity as such for any reason whatsoever, a majority of the Shareholders shall have the right, exercisable upon written notice delivered to Purchaser to appoint another individual to serve as a new Shareholders' Representative to fill the vacancy caused by the circumstance described above.

     10.04 Indemnification of Parent, Sub and Their Affiliates. Shareholders jointly and severally, shall indemnify the Purchaser Indemnities against, and agree to hold the Purchaser Indemnities harmless from, any and all Damages incurred or suffered by any Purchaser Indemnitee arising out of, with respect to or incident to the operation of, or any breach of any covenant or agreement pursuant to, this Article X by a Shareholder or a Shareholders' Representative, or the designation, appointment and actions of the Shareholders' Representative pursuant to the provisions hereof, including with respect to (i) actions taken by the Shareholders' Representative, and (ii) reliance in good faith by any Purchaser Indemnitee on, and actions in good faith taken by any Purchaser Indemnitee in response to or in reliance on, the instructions of, notice given by or any other action taken by the Shareholders' Representative.

     10.05 Indemnification of Shareholders' Representative. Each Shareholder shall severally indemnify and hold the Shareholders' Representative harmless from and against any Damages (except as result from such Person's gross negligence or willful misconduct) that such Person may suffer or incur in connection with any action taken by such Person as the Shareholders' Representative. Each Shareholder shall bear its pro-rata portion of such Damages. No Shareholders' Representative shall be liable to any Shareholder with respect to any action or omission taken or omitted to be taken by the Shareholders' Representative pursuant to this Article X, except for such person's gross negligence or willful misconduct. No Shareholders' Representative shall be responsible in any manner whatsoever for any failure or inability of Parent or Sub, or of anyone else, to honor any of the provisions of this Agreement. The Shareholders' Representative shall be fully protected by Shareholders in acting on and relying upon any written notice, direction, request, waiver, notice, consent, receipt or other paper or document which they in good faith believe to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Representative shall not be liable to the Shareholders for any error of judgment, or any act done or step taken or omitted by any of them in good faith or for any mistake in fact or law, or for anything which any of them may do or refrain from doing in connection herewith, except for their own bad faith, willful misconduct or gross negligence. The Shareholders' Representative may seek the advice of legal counsel, engage experts or otherwise incur reasonable expenses in the event of any dispute or question as to the construction of any of the provisions of this Agreement or their duties hereunder, and they shall incur no liability to Shareholders with respect to any action taken, omitted or suffered by them in good faith in accordance with the opinion of such counsel. The Shareholders shall severally hold the Shareholders' Representative harmless from and against any and all such expenses, and, in addition to any and all other remedies available, the Shareholders' Representative shall have the right to set-off against any amounts due to the Shareholders.


                                   ARTICLE XI


                               GENERAL PROVISIONS


     11.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or telecopied (with confirmation from recipient) provided that a copy of all telecopies is sent by one of the other delivery methods set forth in this Section 11.01 within one (1) day of being telecopied, three (3) days after mailed by registered or certified mail (return receipt requested) or on the day delivered by an express courier (with confirmation from recipient) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to Parent or Sub, to:


                 Perficient, Inc.
                 7600-B North Capital of Texas Highway
                 Suite 220
                 Austin, Texas 78731
                 Attn:  John T. McDonald, Chief Executive Officer
                 Phone:       (512) 306-7337
                 Facsimile:   (512) 306-7331


                 with a copy to:


                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C. 125 West 55/th/ Street
                 New York, New York 10019-5369
                 Attn:  Jeffrey A. Baumel, Esq.
                 Phone:       (212) 649-4700
                 Facsimile:   (212) 333-5980


            (b)  if to the Company, to:


                 Compete Inc.
                 1019 School Street
                 Lisle, Illinois 60532
                 Attn:  Sam Fatigato
                 Phone:       (630) 235-1438
                 Facsimile:   (630) 969-1384


                 with a copy to:


                 Altheimer & Gray
                 10 South Wacker Drive
                 Suite 4000
                 Chicago, Illinois 60606
                 Attn:  Laurence R. Bronska, Esq.
                 Phone:       (312) 715-4000
                 Facsimile:   (312) 715-4800


     10.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     11.03 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     11.04 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     11.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles thereof.

     11.06 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Sections 5.02 or 6.04 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Sections 5.02 or 6.04 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.07 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    PERFICIENT, INC.


                                    By:  /s/ John T. McDonald
                                        ---------------------------
                                        Name: John T. McDonald
                                        Title:  Chief Executive Officer


                                    PERFICIENT COMPETE, INC.


                                    By:  /s/ John T. McDonald
                                        ---------------------------
                                        Name:  John T. McDonald
                                        Title:   Chief Executive Officer


                                    COMPETE INC.


                                    By:  /s/ Sam Fatigato
                                         --------------------------
                                         Name:  Sam Fatigato
                                         Title: Chief Executive Officer



                                    SHAREHOLDERS


                                    /s/ Sam Fatigato
                                    ---------------------------------
                                    Sam Fatigato, individually


                                    /s/ Eric Simone
                                    -----------------------------------
                                    Eric Simone, individually


                                    /s/ Robert A. Anderson
                                    -----------------------------------
                                    Robert A. Anderson, individually

                                    /s/ Joseph Klewicki
                                    -----------------------------
                                    Joseph Klewicki, individually


                                    /s/ Fred Graichen
                                    -----------------------------
                                    Fred Graichen, individually


                                    /s/ Courtney Spooner
                                    -----------------------------
                                    Courtney Spooner, individually



                                    /s/ Andrew Sweet
                                    -----------------------------
                                    Andrew Sweet, individually



                                    /s/ John Jenkins
                                    -----------------------------
                                    John Jenkins, individually


                                    /s/ Matthew Clark
                                    -----------------------------
                                    Matthew Clark, individually